AMG FUNDS

AMG FUNDS I

AMG FUNDS II

AMG FUNDS III

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Keitha L. Kinne, Donald S. Rumery and Mark J. Duggan (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of AMG Funds, AMG Funds I, AMG Funds II and AMG Funds III (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	June 5, 2015
Bruce B. Bingham, Trustee	Date

/s/ Christine C. Carsman	June 5, 2015
Christine C. Carsman, Trustee	Date

/s/ William E. Chapman, II	June 5, 2015
William E. Chapman, II, Trustee	Date

/s/ Edward J. Kaier	June 5, 2015
Edward J. Kaier, Trustee	Date

/s/ Kurt A. Keilhacker	June 5, 2015
Kurt A. Keilhacker, Trustee	Date

/s/ Steven J. Paggioli	June 5, 2015
Steven J. Paggioli, Trustee	Date

/s/ Richard F. Powers, III	June 12, 2015
Richard F. Powers, III, Trustee	Date

/s/ Eric Rakowski	June 5, 2015
Eric Rakowski, Trustee	Date

/s/ Victoria L. Sassine	June 5, 2015
Victoria L. Sassine, Trustee	Date

/s/ Thomas R. Schneeweis	June 5, 2015
Thomas R. Schneeweis, Trustee	Date

/s/ Keitha L. Kinne	June 24, 2015
Keitha L. Kinne, President and	Date
Principal Executive Officer

/s/ Donald S. Rumery	June 24, 2015
Donald S. Rumery, Treasurer,	Date
Chief Financial Officer, and
Principal Financial Officer